EXHIBIT 13.1
CERTIFICATION PURSUANT TO
RULE 13a-14(b) AND 18 U.S.C. SECTION 1350
          In connection with the Annual Report of LJ International Inc. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yu Chuan Yih, Chief Executive Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350, that:
          (1)      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 28, 2007	/s/ YU CHUAN YIH
Yu Chuan Yih,
Chairman and Chief Executive Officer